Exhibit 5.1

North America Europe Asia	35 W. Wacker Drive Chicago, IL 60601 T +1 312 558 5600 F +1 312 558 5700

February 14, 2018
Groupon, Inc.
600 West Chicago Avenue
Suite 400
Chicago, Illinois 60654

Re:        Form S-3 Registration Statement
Ladies and Gentlemen:
We have acted as special counsel to Groupon, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the offer and sale by a certain selling securityholder of the Company (the “Selling Securityholder”) of (i) an aggregate of $250,000,000 of the Company’s 3.25% Convertible Senior Notes due 2022 (the “Notes”) and (ii) the shares of the Company’s common stock, par value $0.0001 per share, issuable upon conversion of the Notes (the “Shares”, and together with the Notes, the “Securities”). The Notes were issued by the Company pursuant to an indenture dated as of April 4, 2016 (the “Indenture”) by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”).
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion, including (i) the Restated Certificate of Incorporation of the Company, as in effect on the date hereof, (ii) the By-laws of the Company, as in effect on the date hereof, (iii) the Indenture and (iv) resolutions of the Board of Directors of the Company relating to, among other matters, the issuance of the Securities. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein and to the Registration Statement and any amendments thereto being effective under the Securities Act, we are of the opinion that (i) the Notes to be sold by the Selling Securityholder pursuant to the Registration Statement are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting enforcement of creditors’ rights, (B) the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) an implied covenant of good faith and fair dealing, and (ii) the Shares issuable upon conversion of the Notes are duly authorized and, when issued upon conversion of the Notes in accordance with the terms of the Notes, the Registration Statement and the prospectus included in the Registration Statement, will be validly issued, fully paid and nonassessable.
The opinions expressed herein are based upon and limited to the laws of the State of New York and the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP